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                                 EXHIBIT 99(b)

                                 FORM OF PROXY
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PROXY                     FIDELITY RESOURCES COMPANY                    PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               JANUARY ___, 1998


          The undersigned hereby appoints William C. Murphy and Pat S. Bolin, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Fidelity Resources Company, to be held at the offices of Fidelity Bank National Association, a national banking association and indirect subsidiary of Fidelity, located at 6501 Hillcrest, University Park, Texas, on _____________, January ___, 1998 at _____ p.m., Central time, and at all adjournments thereof as follows:

     (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of October 10, 1997, as amended, by and between Compass Bancshares, Inc. and Fidelity Resources Company.

          [_]   For                 [_]   Against              [_]   Abstain

     (2) In their discretion, upon any other business which may properly come before said meeting.

          [_]   Authority Withheld

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated ____________, 1997 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE FIDELITY RESOURCES COMPANY BOARD OF
DIRECTORS.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                         Dated                         , 199
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                         Signature


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                         Signature, if held jointly, or office or title held